Exhibit 99.3

FOR IMMEDIATE RELEASE

Contacts:    Variflex, Inc.

Petar Katurich

805/523-0322

Bravo Sports

Tony Armand

714/889-5403

Sitrick And Company

Jeff Lloyd

310/788-2850

VARIFLEX TO COMBINE WITH BRAVO SPORTS IN CASH MERGER

MOORPARK, California and CYPRESS, California — August 27, 2004 —Variflex, Inc. (Nasdaq: VFLX), a leading provider of recreational consumer products, and Bravo Sports, a privately held leading global manufacturer and marketer of branded and OEM hard goods, components and accessories for the skateboard and in-line skating markets, today announced they have entered into a definitive merger agreement under which Bravo Sports will acquire Variflex in an all-cash transaction valued at approximately $38 million. Under the agreement, each share of Variflex common stock will be exchanged for $7.60.

Upon completion of the transaction, Variflex will become a wholly owned subsidiary of Bravo Sports.

The acquisition, which has been approved by the Boards of both companies, is expected to close before December 2004. The closing of the acquisition is subject to various conditions, including the completion of financing arrangements by Bravo Sports. Variflex’s two largest shareholders, the Losi family and REMY Capital Partners IV, L.P., who collectively own more than two-thirds of the outstanding shares of Variflex, have consented to the transaction, subject to certain conditions. Accordingly, Variflex will not hold a stockholders meeting to seek approval of the transaction. Variflex will file an information statement with the Securities and Exchange Commission and distribute such information statement to stockholders.

Barrington Associates served as financial advisor to Variflex.

About Variflex

Variflex, Inc. designs and develops specialty consumer products that are manufactured to the Company’s detailed specifications by independent contractors, and are then distributed in the U.S. and worldwide through the Company’s established retail distribution network. Variflex benefits from sales of its core sporting goods products through licensing agreements carrying the “World Industries”®, “Shrek II”®, “Rocket Power”®, “Sponge Bob Square Pants”®, “Jimmy Neutron”® “Fairly Odd Parents”® and “Batman”® brand names. Current products include in-line skates, skateboards, recreational protective equipment (such as wrist guards, elbow pads and kneepads used by skaters and skateboarders), helmets, bodyboards, instant canopies, trampolines and bike accessories.

About Bravo Sports

Bravo Sports is a leading global manufacturer and marketer of branded and OEM hard goods, components and accessories for the skateboard and inline skating markets. Major products include wheels, bearings, skateboards, protective gear and related soft goods sold under leading category brand names such as Hyper®, Kryptonics®, BSB®, Formula One®, True®, Bullzeye®, Senate®, and Kuzak®. Bravo’s products enjoy market leadership positions and are distributed through an exclusive network of sales representatives and distributors. Additionally, Bravo Sports is a leading global OEM manufacturer of branded and unbranded in-line and skateboard wheels.

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about Bravo Sports’ anticipated acquisition of Variflex. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated by any forward-looking information, including, but not limited to, the possibility that the transaction may not close because Variflex or Bravo Sports exercises any termination right it has under the merger agreement, Bravo’s ability to obtain financing to consummate the proposed transaction and the risk factors found in Variflex’s Form 10-K on file with the SEC. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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